United States Securities and Exchange Commission
 Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

WACCAMAW BANKSHARES, INC.
(Exact Name of registrant as specified in its charter)

NORTH CAROLINA	52-2329563
(State or other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 N. Powell Boulevard Whiteville, N.C. 28472

(address of Principal Executive Office)

(910) 641-0044

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

          On December 19, 2005, Waccamaw Bankshares, Inc., Whiteville, North Carolina [NASDAQ: WBNK] (“Waccamaw”) entered into an Agreement and Plan of Reorganization and Merger (the “Agreement”) with Bank of Heath Springs, Heath Springs, South Carolina (“Heath Springs”). Pursuant to the Agreement, Heath Springs will be merged with and into Waccamaw’s wholly-owned subsidiary, Waccamaw Bank, Whiteville, North Carolina.  Under the terms of the Agreement, Waccamaw will pay $8 million in cash for all of the issued and outstanding shares of common stock of Heath Springs.

          The consummation of the merger is subject to regulatory approval and the approval of Heath Springs’ shareholders, along with other customary conditions to closing.

ITEM 8.01.    OTHER EVENTS

          On December 19, 2005, Waccamaw issued a press release announcing that Waccamaw and Heath Springs have entered into the Agreement, as described under Item 1.01 of this Current Report.  Pursuant to General Instruction F to Securities and Exchange Commission Form 8-K, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit 99.1 Waccamaw Bankshares, Inc. and Bank of Heath Springs Announce Definitive Merger Agreement

SIGNATURES

          According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 16, 2005.

WACCAMAW BANKSHARES, INC.

Date: December 19, 2005		/s/ James G. Graham

	By:	James G. Graham
	Its:	President & CEO